UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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Preliminary Proxy Statement

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Confidential, for Use of the Commission Only (as permitted by Rule 14a 6(e)(2))

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material Pursuant to §240.14a-12

Piedmont Office Realty Trust, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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SUPPLEMENT TO THE PROXY STATEMENT
FOR THE 2019 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 15, 2019

EXPLANATORY NOTE
This proxy statement supplement, dated March 25, 2019 (the “Proxy Supplement”), supplements the definitive proxy statement (which we refer to as the “Proxy Statement”) of the Board of Directors of Piedmont Office Realty Trust, Inc. (the “Company”, “we” or “us”) filed with the Securities and Exchange Commission (“SEC”) on March 19, 2019, relating to the Company’s 2019 Annual Meeting of Stockholders (the “Annual Meeting”), which will be held at 11:00 a.m. Eastern daylight time, on Wednesday, May 15, 2019, at the Hyatt Regency Atlanta Perimeter at Villa Christina, 4000 Summit Boulevard, Atlanta, GA 30319. This Proxy Supplement should be read in conjunction with the Proxy Statement, which should be read in its entirety. Capitalized terms used in this Proxy Supplement and not otherwise defined herein have the meanings given to them in the Proxy Statement.
Death of Raymond G. Milnes, Jr.
We regret to inform you that on March 22, 2019, Raymond G. Milnes who served as a valued member of our Board of Directors since 2011 tragically passed away. Mr. Milnes most recently acted as the Chairman of the Audit Committee of the Board and as a member of the Capital Committee of the Board.
The Board of Directors wishes to recognize Mr. Milnes’ tireless service to the Company through his leadership of the Audit Committee and work with the Board generally, as well as his role as a valued mentor and cherished friend to all those who knew him, particularly his fellow directors on the Board and the members of the Company’s management team. We express our deepest sympathies and extend our sincere condolences to Mr. Milnes’ family.
Naming of Kelly H. Barrett as Chairman of the Audit Committee, Appointment of Frank C. McDowell to the Audit Committee, and Reduction of the size of the Board of Directors
Due to Mr. Milnes’ untimely passing, the Board of Directors named Kelly H. Barrett as Chairman of the Audit Committee, and appointed Frank C. McDowell to serve as a member of the Audit Committee, both effective as of March 25, 2019. Ms. Barrett currently serves as a member of the Audit Committee and is also a member of the Nominating and Governance Committee of the Board. Mr. McDowell will continue to serve as Chairman of the Compensation Committee and as a member of the Nominating and Governance Committee of the Board in addition to his appointment to serve on the Audit Committee.
The Board has determined that Mr. McDowell is “independent” under applicable SEC rules, New York Stock Exchange listing standards and the Company’s Corporate Governance Guidelines for purposes of serving on the Audit Committee. Both Ms. Barrett and Mr. McDowell are standing for reelection at the Annual Meeting with terms that expire at the 2020 annual meeting of stockholders.
The Board of Directors also reduced the size of the Company’s Board of Directors from nine to eight members, effective March 25, 2019, in accordance with the Company’s Bylaws, and will only solicit proxies for the election of eight director nominees at the Annual Meeting.
Proxy Voting
A revised proxy card, reflecting the decrease in the number of nominees to eight for purposes of the election of the Company’s directors under “Proposal 1: Election of Directors” as set forth in the Proxy Statement, accompanies this Proxy Supplement.
The Board of Directors continues to unanimously recommend a vote “FOR” all eight nominees listed for election as directors.
We urge you to review the information contained in this Proxy Supplement in addition to the Proxy Statement.

PIEDMONT®
OFFICE REALTY TRUST

VOTE

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You may vote online or by phone instead of mailing this card.

Votes submitted electronically must be received by 11:59pm, EDT, on May 14, 2019

Online
Go to www.envisionreports.com/PDM or scan the QR code — login details are located in the shaded bar below.

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Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

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Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. ☒

2019 Annual Meeting Proxy Card

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommend a vote FOR all the nominees listed in Proposal 1 and FOR Proposals 2 – 3.

1. Election of Directors:

	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain
01 - Frank C. McDowell	☐	☐	☐	02 - Kelly H. Barrett	☐	☐	☐	03 - Wesley E. Cantrell	☐	☐	☐
04 - Barbara B. Lang	☐	☐	☐	05 - Donald A. Miller, CFA	☐	☐	☐	06 - C. Brent Smith	☐	☐	☐
07 - Jeffrey L. Swope	☐	☐	☐	08 - Dale H. Taysom	☐	☐	☐				

	For	Against	Abstain		For	Against	Abstain
2. RATIFICATION OF DELOITTE & TOUCHE LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2019	☐	☐	☐	3. ADVISORY VOTE TO APPROVE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS	☐	☐	☐

B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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